UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 20, 2006
Alnylam Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50743	77-0602661

(State or Other Juris- diction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Third Street, Cambridge, MA	02142

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (617) 551-8200
Not applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
SIGNATURE

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     As previously filed on Form 8-K, on March 31, 2006, Alnylam Pharmaceuticals, Inc. (“Alnylam”) entered into a Master Security Agreement (“Security Agreement”) with Oxford Finance Corporation (“Oxford”), pursuant to which Alnylam may borrow money from Oxford from time to time, and Alnylam granted to Oxford a security interest in all property financed by Oxford, as set forth in the Security Agreement. Alnylam is using the Security Agreement to partially fund its planned expansion into additional office and laboratory space in its Cambridge, MA facility, as well as the purchase of additional computer and laboratory equipment to accommodate the expansion.
     On June 20, 2006, Alnylam borrowed an aggregate of approximately $2.3 million from Oxford pursuant to the Security Agreement. Of such amount, approximately $2.1 million bears interest at a fixed rate of 10.37% and is required to be repaid in 48 monthly installments of principal and interest beginning on June 20, 2006. The remainder of such amount, approximately $0.2 million, bears interest at a fixed rate of 10.35% and is required to be repaid in 36 monthly installments of principal and interest beginning on June 20, 2006.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALNYLAM PHARMACEUTICALS, INC.
Date: June 23, 2006	By:	/s/ Patricia L. Allen
Patricia L. Allen
Vice President of Finance and Treasurer